UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2009
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-34256	26-3636023

(Commission File Number)	(I.R.S. Employer Identification
Number)
205 Newbury Street, Suite 101
Framingham, MA 01701
(Address of principal executive offices including zip code)
(508) 739-0950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement
On July 31, 2009, HeartWare International, Inc., a Delaware corporation (“HeartWare”) and Thoratec Corporation, a California corporation (“Thoratec”), announced that they had mutually agreed to terminate the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 12, 2009, by and among HeartWare, Thoratec, Thomas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Thoratec, and Thomas Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of Thoratec, pursuant to Section 8.01(a) thereof. The decision to terminate the merger agreement was made in response to a determination by the United States Federal Trade Commission to file a complaint in U.S. Federal District Court challenging Thoratec’s proposed acquisition of HeartWare. A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by HeartWare on February 13, 2009 and, to the extent required by Item 1.02 of Form 8-K, such description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.
A copy of the press release announcing the termination is furnished as Exhibit 99.1 hereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On July 31, 2009, HeartWare delivered to Thoratec a borrowing request under the Loan Agreement (the “Loan Agreement”), dated as of February 12, 2009, among HeartWare, all of HeartWare’s subsidiaries, as guarantors, and Thoratec, in the amount of $4.0 million. A description of the terms of the Loan Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by HeartWare on February 13, 2009 and, to the extent required by Item 2.03 of Form 8-K, such description is incorporated by reference in this Item 2.03 pursuant to General Instruction B.3 of Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of July 31, 2009

HEARTWARE INTERNATIONAL, INC.
By:	/s/ David McIntyre
	Name:	David McIntyre
	Title:	Chief Financial Officer & Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 31, 2009.